                                                              EXHIBIT h(9)(iii)

                                SECOND AMENDMENT
                                       TO
                          FUND PARTICIPATION AGREEMENT

                                   WITNESSETH:

         WHEREAS, Aetna Life Insurance and Annuity Company ("ALIAC"),
Aeltus Investment Management, Inc. ("Aeltus") and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund, on behalf of each of its series, Aetna Generation Portfolios, Inc., on behalf of each of its series, and Aetna Variable Portfolios, Inc., on behalf of each of its series ("Funds") have entered into a Fund Participation Agreement dated May 1, 1998 and amended on November 9, 1998; and

         WHEREAS, ALIAC, Aeltus and the Funds desire to add ALIAC's Variable Life Separate Account C to Schedule A;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and promises contained herein, the parties agree:

                  1. That Schedule A is hereby amended to include ALIAC's
                     Variable Life Separate Account C.

                  2. The Agreement, as modified by this Amendment, is ratified and confirmed.

         IN WITNESS WHEREOF, the undersigned have executed this Second Amendment by their duly authorized officers as of the 31st day of December, 1999.

AETNA LIFE INSURANCE AND                     AETNA VARIABLE FUND
ANNUITY COMPANY                              AETNA VARIABLE ENCORE FUND
                                             AETNA INCOME SHARES
                                             AETNA BALANCED VP, INC.
By   /s/ Laurie M. LeBlanc                   AETNA GET FUND
     ---------------------------             AETNA GENERATION PORTFOLIOS, INC.
Name Laurie M. LeBlanc                       AETNA VARIABLE PORTFOLIOS, INC.

Title V.P.                                   By   /s/ Frank Litwin
                                                  ----------------------------
                                             Name Frank Litwin

                                             Title VP
AELTUS INVESTMENT MANAGEMENT, INC.

By   /s/ J. Scott Fox
     ----------------------------
Name J. Scott Fox

Title Managing Director, COO

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                                   SCHEDULE A
                       (AMENDED AS OF DECEMBER 31, 1999)

   AETNA LIFE INSURANCE AND ANNUITY COMPANY VARIABLE LIFE SEPARATE ACCOUNT C

                                       2